EXHIBIT 99.1

                            AGREEMENT OF JOINT FILING

Crestview Capital Master, LLC, Crestview Capital Partners, LLC, Crestview Warrant Fund, L.P., Stewart Flink, Robert Hoyt, Steven Halpern and Richard Levy agree that Amendment No. 1 to the Schedule 13D related to the Common Stock of National Coal Corporation to which this Agreement is attached, and all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This Agreement is intended to satisfy the requirements of Rule 13d-l (k)(l) under the Securities Exchange Act of 1934, as amended. This agreement may be executed in any number of counterparts, each of which shall be deemed to be in original, but all of which together shall constitute one and the same instrument.

Date:   November 18, 2004

CRESTVIEW CAPITAL MASTER, LLC


By: /s/ Richard Levy
Name: Richard Levy
Title:  Managing Partner

CRESTVIEW CAPITAL PARTNERS, LLC


By: /s/ Richard Levy
    ---------------------------
Name: Richard Levy
Title:  Member

CRESTVIEW WARRANT FUND, LLC


By: /s/ Steven J. Halpern
    ---------------------------
Name: Steven J. Halpern
Title: Managing Member

/s/ Stewart Flink
-------------------------------
Stewart Flink

/s/ Steven Halpern
-------------------------------
Steven Halpern

/s/ Robert Hoyt
-------------------------------
Robert Hoyt

/s/ Richard Levy
-------------------------------
Richard Levy